Exhibit 99.19

Tender Loving Care Health Care Services, Inc. et al.	Case No.	02-88020-SB
Debtor
	Reporting Period	March 2004

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

	March (3/1/04-3/26/04)		CUMULATIVE FROM 11/08/02
(000’s)	ACTUAL	BUDGET [1]	ACTUAL	BUDGET [1]
Cash - Beginning of Month	$22,119	$(3,684)	$(775)	$(775)

RECEIPTS
Accounts Receivable - Medicare PPS	15,885	15,023	251,445	251,724
Accounts Receivable - Medicare Hospice	747	800	11,996	10,642
Accounts Receivable - Non-Medicare	3,656	3,028	63,573	62,094
Other	70	40	1,586	1,117
Total Receipts	20,358	18,891	328,600	325,577

DISBURSEMENTS
Advertising	189	200	1,806	2,308
Insurance [2]	580	—	2,535	3,314
Payroll and Payroll Taxes [3]	12,261	11,821	213,919	224,994
Subcontractors	1,250	1,180	23,164	24,707
Licensee Royalties	1,577	1,200	17,845	20,454
Rent/Utilities	133	413	8,313	8,820
Other Professional Fees	43	50	994	1,286
Medical Supplies	131	100	2,210	3,200
Medline	148	140	2,397	2,585
Capital Expenditures	85	80	643	1,016
Leases	224	154	3,665	5,701
Restructuring Professional Fees	196	255	3,893	5,075
Gallatin - Non Payroll	570	750	9,083	10,111
Office Supplies	143	120	1,653	2,286
Other	582	693	11,340	10,894
Total Disbursements [1]	18,112	17,156	303,460	326,751

Net Cash Flow (Receipts Less Disbursements)	2,246	1,735	25,140	(1,174)

Cash - End of Month	$24,365	$(1,949)	$24,365	$(1,949)

[1]  Budgeted balance reflects budgeted activity on a discrete weekly basis without regard to adjustments at each  budget period-end for cash disbursements delayed to subsequent weeks.

[2] - Business insurance deposit premiums were budgeted in Feb. 2004.  The Feb. 2004 Schedule of Cash Receipts and Disbursements indicated actual compared to budgeted insurance disbursements for the month then ended of $157 and $689, respectively, or a favorable variance of $532.

[3] - The unfavorable variance in payroll and payroll taxes results from increased employee benefits and insurance is primarily due to: (a) quicker turnaround by our third party administrator in the processing of claims; (b) higher number of claims; and (c) an increase in the average amount per claim.

Case No. 02-88020-SB	Jointly Administered	Fed. Tax I.D. # 11-3476656

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONSOLIDATED STATEMENTS OF INCOME (in $000s)

(Post-Petition)

	For The One Month Ended March 31, 2004	For The Period From November 9, 2002 Through March 31, 2004
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$19,880	$325,758

Net Revenues	19,880	325,758

Operating Expenses:
Service costs	9,979	156,615

Gross Margin	9,901	169,143
	49.8%	51.9%

General and administrative expenses:
Personnel costs	6,158	93,477
Insider and Other Compensation	186	3,187
Occupancy costs	625	9,535
Bad debt expense	(574)	1,792
Other	1,752	34,352

Total General and Administrative Expenses	8,147	142,343

Income from Operations	1,754	26,799

Other Expenses (Income):
Interest expense	1	2,789
Depreciation and amortization	311	4,979
Other expense (income)	76	(164)

Other Expenses - Net	387	7,604

Income before Reorganization Items	1,367	19,195

Reorganization Items:
Professional fees and other	967	6,289
Creditor Settlements [1],[2]	219	(2,876)[1]

Reorganization Expenses - Net	1,185	3,413

Income Before Income Tax Provision	181	15,782

Income Tax Provision	90	1,020

Net Income	91	14,762

Accumulated (Deficit), Beginning of the Period	(189,096)	(203,767)

Accumulated (Deficit)	$(189,005)	$(189,005)

[1],[2]  see attached Notes to Condensed Consolidated Financial Statements

Tender Loving Care Health Care Services, Inc. ( “TLCS”)

Notes to Condensed Consolidated Financial Statements

As of March 31, 2004 and for the One Month and Fiscal Year then ended (*)

(Unaudited)

(in $000s)

Note [1] – Creditor Settlements :

Creditor Settlements in the amount of $2,876 for the fiscal year ended March 31, 2004, consist of the following:

Settlement of Capital Lease:

The HBOC McKesson secured debt (GE Capital note) was settled in Aug. 2003 at $2.5 million, for which the net gain was approximately $1.7 million.

Settlement of Operating Lease:

In Sept. 2003, TLCS completed a settlement to renegotiate the terms of its Lake Success, N.Y.National Support Center operating lease agreement.  The expiration date of the agreement remains at 9/30/05.   Approximately 40% of the office space has been unused and unoccupied since November 2001.  Pursuant to the new agreement, the company was relieved of its commitment for this unused space.  The remaining liability for the unused space as of 9/30/2003 was approximately $ 1.4 million, which has been eliminated and reflected as a reorganization gain.

Settlement of Payroll Tax Liability:

Includes a net loss of approximately $200 thousand for a proposed agreement to settle pre-petition payroll tax liabilities, primarily related to excess Federal refunds received in prior years.

Note [2] – CMS Settlement:

In October 2003, TLCS completed a settlement agreement with the Federal Department of Health and Human Services, Centers for Medicare and Medicaid Services (“CMS”).  This agreement became effective in October 2003 upon an order of the Bankruptcy Court approving this Agreement.  This agreement covered substantially all asserted and unasserted CMS Medicare claims in connection with services furnished by TLCS through September 30, 2002. The terms of the Agreement require payment of $17 million payable commencing upon TLCS’ emergence from reorganization.  Such payments shall be made over five years in sixty equal installments of principal plus interest at 6% per annum, less the aggregate amount of adequate protection payments made during the period from January 2003 to the eventual emergence date from reorganization.  Through March 2004, TLCS has paid an aggregate of $1,275,000 in adequate protection payments.  In addition to the matters covered by this agreement, certain open CMS matters require some final settlement, the amount of which has not yet been determined.  TLCS is currently negotiating the terms of these additional matters.

(*)         TLCS provides results of operations for the period from November 8, 2002 through March 31, 2004 in its Monthly Operating Report.

Case No. 02-88020-SB	Jointly Administered	Fed. Tax I.D. # 11-3476656

Tender Loving Care Health Care Services, Inc. and Subsidiaries

Debtors-In-Possession

CONDENSED CONSOLIDATED BALANCE SHEETS (in $000s)

(UNAUDITED)
March 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$23,027
Accounts receivable, net of allowance for doubtful accounts and deferred revenue of $4,983 and $12,201, respectively	23,765
Prepaid expenses and other current assets	2,058

Total Current Assets	48,850

Property and Equipment, at cost less accumulated depreciation of $5,829	8,127

Other Assets:
Goodwill	292
Due from parent company	5,669
Deposits, investments, and notes receivable	894

Total Assets	$63,832

LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current Liabilities:
Accounts payable	$4,025
Accrued payroll and payroll related expenses	10,991
Accrued expenses and other current liabilities	12,028

Total Liabilities Not Subject To Compromise	27,044

LIABILITIES SUBJECT TO COMPROMISE:
Creditors holding secured claims	99,949
Creditors holding unsecured priority claims	5,588
Creditors holding unsecured nonpriority claims	66,356

Total Liabilities Subject To Compromise	171,893

Total Liabilities	198,937

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	147
Additional Capital	53,753
Accumulated (Deficit)	(189,005)

Total Stockholders’ Equity (Deficit)	(135,105)

Total Liabilities and Stockholders’ Equity (Deficit)	$63,832

Tender Loving Care Health Care Services, Inc. et al.			Case No.	02-88020-SB
In re:	Debtor	(Jointly Administered)	Reporting Period:	March 31, 2004
			Federal Tax I.D.#	11-3476656

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable.

	Number of Days Past Due
	Current	0-30	31-60	61-90	Over 90	Total
Accounts Payable	3,204	73	123	625		4,025
Taxes Payable (refer to FORM MOR-4)	1,159					1,159
Wages Payable and Other Payroll Related	9,832					9,832
HBOC/McKesson Liability	888					888
Rent/Leases - Building/Equipment (Estimated)						—
Maryland Medicaid Liability	950					950
Professional Fees	232	91				323
Amounts Due To Insiders*						—
Other: Accrued expenses	9,867					9,867
Other:						—
Total Post-petition Debts	26,132	164	123	625	—	27,044

Explain how and when the Debtor intends to pay any past due post-petition debts:

Accounts payable agings were created by the Date of the Invoice, rather than the Due Date. Further, 30 days were added to the agings as a standard payment term. The majority of the amounts in Past Due Accounts Payable represent invoices with payment terms of longer than 30 days and the remainder represents payments held for reconciliation reasons. All  A/P invoices in “0-30” and “31-60” categories will be paid as they become due, or as invoices are reconciled with vendors.

Tender Loving Care Health Care Services, Inc. et al.			Case No.	02-88020-SB
In re:	Debtor	(Jointly Administered)	Reporting Period:	March 31, 2004
			Federal Tax I.D.#	11-3476656

ACCOUNTS RECEIVABLE RECONCILIATION AND AGING (in $000s)

Accounts Receivable Reconciliation				Amount
Total Accounts Receivable at the beginning of the reporting period				$40,859
Plus: Amounts billed during the period (NOTE 2)				22,131
Less: Amounts collected during the period from FORM MOR-1 (NOTE 1)				(21,860)
Less: Adjustments and Write-Offs				(181)
Total Accounts Receivable at the end of the reporting period				40,949

Accounts Receivable Aging				Amount
0 - 30 days old				19,260
31 - 60 days old				9,288
61 - 90 days old				7,496
91+ days old				4,905
Total Accounts Receivable				40,949

Less: Bad Debts (amounts considered uncollectible) and Deferred (Unearned) Revenue				(17,184)

Net Accounts Receivable				23,765

(NOTE 1)	Cash collections include the following:
	Amounts from Form MOR-1 to 3/26 (weekly reporting - 4 weeks ended 3/26/04)			$(20,288)
	Cash collected - 3/27-3/31/04			(1,572)
				$(21,860)

(NOTE 2)	Net Revenue (see Substitute Form MOR-2)			$19,880
	Current Year adjustment for MO175 and PEP’s			2,100
	Increase in Deferred Revenue:	March 2004	$12,201
		February 2004	12,050	151
	Amounts Billed During the Period			$22,131